UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 636-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 20, 2010, The Charles Schwab Corporation (the “Company”) agreed to sell 26,316,000 shares of its common stock (the “Shares”) at a public offering price of $19.00 per share, pursuant to an Underwriting Agreement, dated January 20, 2010 (the “Underwriting Agreement”), between the Company and UBS Securities LLC, as the representative of the several underwriters named therein (the “Underwriters”). The Company has granted the Underwriters a 30-day option to purchase up to 3,947,400 additional shares of its common stock to cover over-allotments, if any.

The offering is expected to close on or about January 26, 2010, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.7 to this Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion delivered in connection with the transaction described above is attached as Exhibit 5.1 to this Report on Form 8-K. A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.7	Underwriting Agreement, dated January 20, 2010, between the Company and UBS Securities LLC, as the representative of the several underwriters named therein.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated January 20, 2010.

23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated January 20, 2010 (included in Exhibit 5.1).

99.1	Press Release dated January 20, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: January 20, 2010	By:	/s/ JOSEPH R. MARTINETTO
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.7	Underwriting Agreement, dated January 20, 2010, between the Company and UBS Securities LLC, as the representative of the several underwriters named therein.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated January 20, 2010.

23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated January 20, 2010 (included in Exhibit 5.1).

99.1	Press Release dated January 20, 2010.